EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to Form S-3 Registration Statement No. 333-94907 of our report dated May 7, 1999 included in the Bioject Medical Technologies, Inc. Annual Report on Form 10-K for the fiscal year ended March 31, 1999 and to all references to our firm included in this Registration Statement

/s/ Arthur Andersen, LLP


Portland, Oregon
March 17, 2000